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                                EXHIBIT (j)(1)

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ICON Funds - Part C

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 10, 2000, relating to the financial statements and financial highlights which appears in the September 30, 2000 Annual Report to Shareholders of ICON Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Counsel" in such Registration Statement.




PricewaterhouseCoopers LLP

Denver, Colorado
January 25, 2001